Exhibit 4.38

CERTIFIED TRANSLATION

I, the undersigned, hereby certify that I am competent to translate from Spanish into English, and that the following is a true and accurate translation of the document presented to me in the Spanish language.

LIC. GABRIEL BENJAMÍN DÍAZ SOTO
NOTARY PUBLIC OFFICE NO. 131 OF MEXICO CITY

Av. Santa Catarina No. 238, Col. San Ángel Inn, Borough of Álvaro Obregón
Tel.: 55 50 83 29, 55 50 84 74 Fax: 55 50 88 53
Email: notaria131df@gmail.com

“HYATT OF MÉXICO, S.A. DE C.V.”

CAMPOS ELISEOS 204, PISO 4

POLANCO CHAPULTEPEC NEIGHBORHOOD

MIGUEL HIDALGO BOROUGH, ZIP CODE 11560,
MEXICO CITY.

ADDRESSEE:

Mexico City, March 13, 2026.

SUBJECT: Notice of Assignment of Collection Rights

GABRIEL BENJAMÍN DÍAZ SOTO, holder of Notary Public Office Number One Hundred Thirty-One of Mexico City, hereby states that before me appeared Mr. RODRIGO SANTISTEVAN ROSAS, Trust Delegate of “BANCO NACIONAL DE COMERCIO EXTERIOR, SOCIEDAD NACIONAL DE CRÉDITO,DIVISIÓN FIDUCIARIA, DIVISION FIDUCIARIA”, as trustee of the Irrevocable Trust Agreement for Administration, Guarantee and Source of Payment No. 10707, and MARÍA NORMA LUCIO LANDÍN, attorney-in-fact of “OPERADORA HOTELERA 1421, S.A. DE C.V.”, and they requested me to notify the document attached to this writing, from which I transcribe in its relevant part the following:

“... We refer to (i) the Hotel Services Agreement (Hotel Services Agreement) dated May 11, 2022, entered into by Operadora Hotelera 1421, S.A. de C.V., in its capacity as owner (“Operadora Hotelera 1421”), and Hyatt of Mexico, S.A. de C.V., in its capacity as operator (“Hyatt”) (including all its annexes, appendices, supplements, as well as any amendments, additions or restatements, the “Operation Agreement”); (ii) the Assignment of Collection Rights Agreement of the Operation Agreement dated May 11, 2022, entered into by Operadora Hotelera 1421, as assignor, and CIBanco, S.A., Multiple Banking Institution (“CIBanco”), exclusively in its capacity as trustee of the Irrevocable Trust Agreement for Administration, Guarantee and Source of Payment No. CIB/3109 (currently identified as No. 10707) (the “Guarantee Trust”), as assignee, by virtue of which Operadora Hotelera 1421 assigned its Collection Rights (as such term is defined in the Guarantee Trust) under the Operation Agreement in favor of the trustee of the Guarantee Trust; and (iii) the Notice of Assignment dated May 11, 2022, executed by Operadora Hotelera 1421 and delivered to Hyatt.

With respect thereto, we hereby inform you that, as of July 16, 2025, a certain Trustee Substitution Agreement was entered into by Operadora Hotelera 1421 and other entities, in their capacity as settlors; Banco Nacional de Comercio Exterior, S.N.C., Institución de Banca de Desarrollo, in its capacity as first-ranking beneficiary; Banco Nacional de Comercio Exterior, S.N.C., Institución de Banca de Desarrollo, Trust Division (“Bancomext”), as substitute trustee; and CIBanco, as outgoing trustee; by virtue of which Bancomext replaced CIBanco in its capacity as trustee of the Guarantee Trust.”

Likewise, I inform you that, in accordance with Article 132, Section II of the Notarial Law for Mexico City, you have the right to appear at my offices located at Avenida Santa Catarina No. 238, Colonia San Ángel Inn, Álvaro Obregón, C.P. 01060, Mexico City, from 8:00 a.m. to 2:00 p.m., within a period of five business days, in order to state whatever is in your interest.

This notification is made by instruction in accordance with Article 133 of the Notarial Law for Mexico City.

SINCERELY,

(Signature) AND SEAL

LIC. GABRIEL BENJAMÍN DÍAZ SOTO
HOLDER OF NOTARY PUBLIC OFFICE NO. 131 OF MEXICO CITY.
“GBDS/pma”

Hyatt of Mexico, S.A. de C.V.
Campos Elíseos 204, 4th Floor
Polanco Chapultepec
Mexico City
11560, Mexico

Copy to:
Hyatt Corporation
150 North Riverside Plaza
Chicago, Illinois 60606
Attn: EVP, Group President – Americas

Subject: Notice of Assignment of Collection Rights

Dear Sirs:

We refer to (i) the Hotel Services Agreement (Hotel Services Agreement) dated May 11, 2022, entered into by Operadora Hotelera 1421, S.A. de C.V., in its capacity as owner (“Operadora Hotelera 1421”), and Hyatt of Mexico, S.A. de C.V., in its capacity as operator (“Hyatt”) (including all its annexes, appendices, supplements, as well as any amendments, additions or restatements, the “Operation Agreement”); (ii) the Assignment of Collection Rights Agreement of the Operation Agreement dated May 11, 2022, entered into by Operadora Hotelera 1421, as assignor, and CIBanco, S.A., Multiple Banking Institution (“CIBanco”), exclusively in its capacity as trustee of the Irrevocable Trust Agreement for Administration, Guarantee and Source of Payment No. CIB/3109 (currently identified as No. 10707) (the “Guarantee Trust”), as assignee, by virtue of which Operadora Hotelera 1421 assigned its Collection Rights (as such term is defined in the Guarantee Trust) under the Operation Agreement in favor of the trustee of the Guarantee Trust; and (iii) the Notice of Assignment dated May 11, 2022, executed by Operadora Hotelera 1421 and delivered to Hyatt.

With respect thereto, we hereby inform you that, as of July 16, 2025, a certain Trustee Substitution Agreement was executed between Operadora Hotelera 1421 and other companies, in their capacity as settlors; Banco Nacional de Comercio Exterior, S.N.C., Development Banking Institution, in its capacity as first-ranking beneficiary; Banco Nacional de Comercio Exterior, S.N.C., Development Banking Institution, Trust Division (“Bancomext”), as substitute trustee; and CIBanco, as outgoing trustee; by virtue of which Bancomext replaced CIBanco in its capacity as trustee of the Guarantee Trust.

In terms of this (the “Notice”), we hereby irrevocably notify you that, as of December 18, 2025, Operadora Hotelera 1421, in its capacity as assignor, ratified the assignment and transfer, irrevocably, of the ownership and title of any Collection Rights derived from the Operation Agreement to which it is entitled, present and future, under the Operation Agreement, in favor of Bancomext, as assignee.

Based on the foregoing, and unless Bancomext indicates otherwise in writing, as of the date of this Notice, all amounts payable in favor of Operadora Hotelera 1421 derived from the Operation Agreement pursuant to Clause 9.3, must be delivered to Bancomext in accordance with the following; likewise, you are hereby notified that pursuant to Article 2041 of the Federal Civil Code and correlatives, your payment obligations shall only be deemed satisfied when payment is made exclusively to Bancomext in the following bank accounts:

Dollar Account
Beneficiary: Banco Nacional de Comercio Exterior, S.N.C.
Bank: Standard Chartered Bank
Account: 3544034030001
SWIFT/BIC: SCBLUS33XXX
Fedwire / ABA Number: 026002561
Reference: 5002040100407
Place: New York, NY

Peso Account
Beneficiary: Banco Nacional de Comercio Exterior, S.N.C.
Bank: BBVA México, S.A.
CLABE: 012914002020422232
Reference: 5002040100407
Place: Mexico

Using CIE service via BBVA portal:
CIE Agreement: 2042223
Reference: 5002040100407
Concept: TRUSTEE

This Notice is delivered to Hyatt in the presence of a Notary Public, in terms of Article 2036 of the Federal Civil Code and correlatives.

[SIGNATURE PAGE FOLLOWS]

Banco Nacional de Comercio Exterior, S.N.C.,
Development Banking Institution, solely and exclusively in its capacity as Trustee of the Irrevocable Trust Agreement for Administration, Guarantee and Source of Payment No. 10707

By: Autograph Signature

Name: Rodrigo Santistevan Rosas
Title: Trust Delegate

Operadora Hotelera 1421, S.A. de C.V.

By: Autograph Signature

Name: María Norma Lucio Landín
Title: Attorney-in-Fact

Agreed and Accepted:

Hyatt of Mexico, S.A. de C.V.

By: Autograph Signature

Name: Christophe Bernard René Lorvo
Title: Legal Representative

§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§§
In the City of Monterrey, Nuevo León, United Mexican States; On the 10th-tenthth day of April, 2026, the undersigned, LIC. RODRIGO SALVADOR ALANIS LAMBRETON, with Federal Tax Registry Number AALR731224-DH2, by my own rights herein indicating as conventional address at Mariano Escobedo Sur, number 136- one hundred thirty-six, Colonia Centro, Monterrey, Nuevo León, C.P. 64000, Mexico and under oath to tell the truth, and in my capacity as SWORN EXPERT TRANSLATOR AND INTERPRETER IN THE LANGUAGE ENGLISH-SPANISH, SPANISH-ENGLISH authorized by the Federal Judicial Branch, with the identification number 017//2022, I DECLARE the following:

SOLE. -THAT, TO THE BEST OF MY KNOWLEDGE, THIS DOCUMENT CONSISTING OF (05) FIVE PAGES INCLUDING THIS ONE, IS A TRUE AND ACCURATE TRANSLATION FROM ITS ORIGINAL SPANISH VERSION INTO ENGLISH.

The foregoing, for all legal purposes that may arise and at the request of the interested party(ies).

"I Attest, Under Oath"

LIC. RODRIGO SALVADOR ALANIS LAMBRETON
SWORN TRANSLATOR AUTHORIZED ID: 0017/2022 by the
Mexican Federal Judicial Branch
rodrigo@traductoresmx.com.mx / +52 (81) 1790-6413
Mariano Escobedo Sur No. 136
Colonia Centro, Monterrey, N.L.
C.P. 64000, Mexico
My commission expires on December 31st., 2028.